UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2014

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 30, 2014, National Oilwell Varco, Inc. (“NOV” or the “Company”) completed the previously announced spin-off of its distribution business into an independent public company named NOW Inc., which trades on the New York Stock Exchange under the symbol “DNOW”. After the close of the New York Stock Exchange on May 30, 2014, the stockholders of record as of May 22, 2014 (the “Record Date”) received one share of NOW Inc. common stock for every four shares of NOV common shares as of the Record Date. No fractional shares of NOW Inc. common stock were distributed. Instead, the transfer agent aggregated any fractional shares into whole shares, sold those whole shares in the open market at prevailing rates and distributed the net cash proceeds, after deducting any taxes required to be withheld and any amount equal to all brokerage charges and commissions, pro rata to each holder who would otherwise have been entitled to receive fractional shares in the distribution.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma consolidated financial statements of National Oilwell Varco, Inc. have been derived from our historical consolidated financial statements and are being presented to give the effect to the separation of NOW Inc. into an independent, publicly traded company. The unaudited pro forma consolidated balance sheet of National Oilwell Varco, Inc., as of March 31, 2014, and the unaudited pro forma consolidated income statements of National Oilwell Varco, Inc., for the three months ended March 31, 2014 and March 31, 2013, and for the years ended December 31, 2013, 2012 and 2011, and the related notes thereto are furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits

The following exhibit is provided as part of the information furnished under Items 2.01 and 9.01 of this Current Report on Form 8-K:

99.1	Unaudited pro forma consolidated financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2014	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte Hunt
Brigitte Hunt
Vice President

Index to Exhibits

99.1	Financial Schedules